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                                                                    EXHIBIT 21.1


                  FIDELITY NATIONAL INFORMATION SERVICES, INC.
                             (A GEORGIA CORPORATION)

                              LIST OF SUBSIDIARIES

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COMPANY                                                                           INCORPORATION
-------                                                                           -------------
AGES Participacoes Ltda                                                           Brazil
Aircrown Ltd.                                                                     United Kingdom
ALLTEL Servicios de Informacion (Costa Rica) S.A.                                 Costa Rica
APTItude Solutions, Inc.                                                          Florida
Arizona Sales and Posting, Inc.                                                   Arizona
A.S.A.P. Legal Publication Services, Inc.                                         California
Aurum Technology Inc.                                                             Delaware
BenchMark Consulting International N.A., Inc.                                     Georgia
BenchMark Consulting International Europe GmbH                                    Germany
Card Brazil Holdings, Inc.                                                        Georgia
Card Brazil LLC                                                                   Georgia
Central Credit Services, Ltd.                                                     United Kingdom
Certegy Asia Pacific Holdings, LLC                                                Georgia
Certegy Asset Management, Inc.                                                    Georgia
Certegy Australia Limited                                                         United Kingdom
Certegy Canada Company                                                            Canada
Certegy Canada Holdings LLC                                                       Georgia
Certegy Capital, Inc.                                                             Georgia
Certegy Card Services Australia Pty. Ltd.                                         Australia
Certegy Card Services B.V                                                         The Netherlands
Certegy Card Services Caribbean, Ltd.                                             Barbados
Certegy Card Services, Inc.                                                       Florida
Certegy Card Services Ltd.                                                        United Kingdom
Certegy Card Services (Thailand) Co., Ltd.                                        Thailand
Certegy (Cayman Islands) Limited                                                  Cayman Islands
Certegy Check Services, Inc.                                                      Delaware
Certegy Dutch Holdings B.V                                                        The Netherlands
Certegy E-Banking Services, Inc.                                                  Georgia
Certegy Europe LLC                                                                Georgia
Certegy Ezi-Pay Pty Ltd.                                                          Australia
Certegy First Bankcard Systems, Inc.                                              Georgia
Certegy France Ltd.                                                               United Kingdom
Certegy Global Card Services, Inc.                                                Florida
Certegy International Investments C.V                                             The Netherlands
Certegy Ireland Limited                                                           Ireland
Certegy Licensing Services, Inc.                                                  Georgia
Certegy New Zealand Ltd.                                                          New Zealand
Certegy Payment Recovery Services, Inc.                                           Georgia
Certegy Payment Services, Inc.                                                    Delaware
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
Certegy Ltd.                                                                      United Kingdom
Certegy Ltda                                                                      Brazil
Certegy Pty Ltd.                                                                  Australia
Certegy S.A                                                                       Chile
Certegy SNC                                                                       France
Certegy Transaction Services, Inc.                                                Georgia
Certegy UK Holdings B.V                                                           The Netherlands
Chase Vehicle Exchange, Inc.                                                      Delaware
Clear Par, LLC                                                                    New York
Comstock Net Services, Inc.                                                       Delaware
Covansys Corporation (29%)                                                        Michigan
Crittson Financial Corporation                                                    Indiana
Crittson Financial LLC                                                            Indiana
DOCX, LLC                                                                         Georgia
DPN, Incorporated                                                                 Nevada
DPSC Acquisition Corporation                                                      Georgia
Ecosearch Environmental Resources, Inc.                                           Indiana
Ensite Corporation of Denver                                                      Colorado
(d/b/a ENFO Corporation; and ENTRAC Corporation)
Fidelity Information Services Brasil Participacoes Ltda.                          Brazil
Fidelity Information Services Canada Limited                                      Canada
Fidelity Information Services (France) SARL                                       France
Fidelity Information Services (Germany) GmbH                                      Germany
Fidelity Information Services German Holdings C.V.                                The Netherlands
Fidelity Information Services Holdings B.V                                        The Netherlands
Fidelity Information Services Holding GmbH                                        Germany
Fidelity Information Services (Hong Kong)                                         Hong Kong
        Limited (99.9%)
Fidelity Information Services, Inc.                                               Arkansas
Fidelity Information Services International Holdings C.V.                         The Netherlands
Fidelity Information Services International Holdings, Inc.                        Delaware
Fidelity Information Services International, Ltd.                                 Delaware
Fidelity Information Services Limited                                             United Kingdom
Fidelity Information Services (Netherlands) B.V                                   The Netherlands
Fidelity Information Services (New Zealand) Limited                               New Zealand
Fidelity Information Services Pakistan                                            Pakistan
        (Private) Limited
Fidelity Information Services Sp. Z.o.o                                           Poland
Fidelity Information Services Taiwan Company Limited                              Taiwan
Fidelity Information Services (Thailand) Limited                                  Thailand
Fidelity International Resource Management, Inc.                                  Delaware
Fidelity National Agency Sales and Posting                                        California
Fidelity National Asset Management Solutions, Inc.                                Colorado
Fidelity National Credit Services, Inc.                                           New York
Fidelity National Field Services, Inc.                                            Delaware
Fidelity National Foreclosure Solutions, Inc.                                     Delaware
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
Fidelity National Information Services, Inc.                                      Georgia
Fidelity National Information Services, LLC                                       Delaware
Fidelity National Information Solutions, Inc.                                     Delaware
Fidelity National Information Solutions Canada, Inc.                              Canada
Fidelity National Loan Portfolio Services, Inc.                                   California
Fidelity National Tax Service, Inc.                                               California
Fidelity Output Solutions, LP                                                     Texas
Fidelity Outsourcing Services, Inc.                                               Delaware
Fidelity Servicos de Informatica Brasil Ltda                                      Brazil
Fidelity Supply, LP                                                               Texas
Financial Insurance Marketing Group, Inc.                                         District of Columbia
FIS Holding, LLC                                                                  Delaware
FIS Management Services, LLC                                                      Delaware
FNIS Flood Group, LLC                                                             Delaware
FNIS Flood of California, LLC                                                     Delaware
FNIS Flood Services, L.P.                                                         Delaware
FNIS Holding, LLC                                                                 Delaware
FNIS Intellectual Property Holdings, Inc.                                         Delaware
FNIS MLS Services, Inc.                                                           Delaware
FNIS Services, Inc.                                                               Delaware
GameCash, Inc.                                                                    Minnesota
Game Financial Corporation                                                        Minnesota
Game Financial Corporation of Wisconsin                                           Wisconsin
GeoSure, Inc.                                                                     Delaware
GeoSure, L.P.                                                                     New York
Geotrac, Inc.                                                                     Delaware
Hansen Quality, LLC                                                               California
HomeBuilders Financial Network, LLC (75%)                                         Delaware
HomeBuilders Investment, LLC                                                      Delaware
HomeBuyers Mortgage Network, LLC                                                  Florida
HQ Holding Corporation                                                            Delaware
Indiana Residential Nominee Services, LLC                                         Indiana
I-Net Reinsurance Limited                                                         Turks and Caicos Island
InterCept Data Services, Inc.                                                     Alabama
InterCept, Inc.                                                                   Georgia
InterCept Services, LLC                                                           Georgia
InterCept TX I, LLC                                                               Georgia
International Data Management Corporation                                         California
Investment Property Exchange Services, Inc.                                       California
KORDOBA GmbH & Co. KG                                                             Germany
KORDOBA Verwaltungs GmbH                                                          Germany
Lender's Service Title Agency, Inc.                                               Ohio
LRT Record Services, Inc.                                                         Texas
        (d/b/a Land Records of Texas)
LSI Alabama, LLC                                                                  Alabama
LSI Appraisal, LLC                                                                Delaware
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
LSI Maryland, Inc.                                                                Maryland
LSI Title Agency, Inc.                                                            Illinois
LSI Title Company                                                                 California
LSI Title Company of Oregon, LLC                                                  Oregon
LSI Title Insurance Agency of Utah, Inc.                                          Utah
Maine Residential Nominee Services, LLC                                           Maine
Massachusetts Residential Nominee Services, LLC                                   Massachusetts
National Residential Nominee Services, Inc.                                       Delaware
National Safe Harbor Exchanges                                                    California
National Underwriting Services, LLC                                               Delaware
NCLSI, L.P.                                                                       Pennsylvania
NCLSIGP, LLC                                                                      Pennsylvania
NewInvoice, L.L.C. (80%)                                                          Delaware
NRC Insurance Services, Inc.                                                      North Carolina
OnePointCity, L.L.C                                                               Ohio
Partech Ltda                                                                      Brazil
Payment Brazil Holdings Ltda                                                      Brazil
Payment Chile S.A                                                                 Chile
Payment South America Holdings, Inc.                                              Georgia
Payment South America, LLC                                                        Georgia
Profile Partners GP, L.P.                                                         Delaware
Profile Venture Partners Capital Fund I L.P.                                      Delaware
Property Insight, LLC                                                             California
PVP Advisors, LLC (62%)                                                           Delaware
PVP Management, LLC (34%)                                                         Delaware
RealEC Technologies, Inc. (56%)                                                   Delaware
RealInfo, L.L.C. (50%)                                                            Illinois
Retail Credit Management Limited                                                  United Kingdom
Risco, Inc.                                                                       Kansas
Sanchez Advisors, LLC                                                             Delaware
Sanchez Capital Services Private Limited (20%)                                    India
Sanchez Computer Associates, Inc.                                                 Canada
Sanchez Computer Associates International, Inc.                                   Delaware
Sanchez Computer Associates, LLC                                                  Delaware
Sanchez Computer Associates Pty Limited                                           Australia
Sanchez Software, Ltd.                                                            Delaware
Strategic Property Investments, Inc.                                              Delaware
The Ezi-Travel Club Pty Ltd.                                                      Australia
Title-Tax, Inc.                                                                   California
Transax Limited                                                                   United Kingdom
Vermont Residential Nominee Services, LLC                                         Vermont
Vista Environmental Information, Inc.                                             Delaware
Viv Plc                                                                           United Kingdom
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